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                                                                    Exhibit 99.1

                             Surge Components, Inc.
                              1016 Grand Boulevard
                            Deer Park, New York 11729
                                 (631) 595-1818


                                                    November 29, 2000

VIA FEDERAL EXPRESS

Seligson & Giannattasio, LLP
901 North Broadway
North White Plains, New York 10603

Gentlemen:

                  Enclosed is a copy of the Current Report on Form 8-K (Date of
Report: November 27, 2000) of Surge Components, Inc. which we intend to file with the Securities and Exchange Commission no later than December 4, 2000. The Form 8-K includes, among other things, disclosure of the fact that we have determined to replace Seligson & Giannattasio, LLP as the independent accountants to audit our financial statements. This letter is being furnished to you pursuant to the requirements of Item 304(a)(3) of Regulation S-B. We request that you furnish to us a letter, addressed to the Commission, stating whether you agree with the statements made by us in the Form 8-K in response to Item 304(a) and, if not, state the respects to which you do not agree.

                                     Very truly yours,
                                     Surge Components, Inc.


                                     By:             /s/ Ira Levy
                                          --------------------------------
                                                  Ira Levy, President

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